STOCK PURCHASE AGREEMENT

This stock purchase agreement (this “Agreement”), dated as of February 2, 2009, is entered into by and among Pipeline Data Inc., a Delaware corporation, with principal offices located at 1515 Hancock Street, Suite 301, Quincy, MA 02169 (the “Company”), and the investors listed on the Schedule of Buyers attached hereto (each, a “Buyer” and, collectively, the “Buyers”). Capitalized terms used and not defined elsewhere in this Agreement have the respective meanings assigned to such terms in the Appendix hereto.

WHEREAS:

A.        The Company and the Buyers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”).

B.        The Buyers, severally and not jointly, desire to purchase from the Company, and the Company wishes to sell to the Buyers, upon the terms and conditions stated in this Agreement, shares of the Common Stock (defined below) of the Company and shares of the Series A Convertible Preferred Stock of the Company, par value $.001 (the “Series A Preferred”), as described in Section 1. The rights, preferences, terms and conditions of the Series A Preferred are as set forth in the Certificate of Designation, Preferences and Rights of Series A Preferred Stock attached hereto as Exhibit A.

C.        Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering an Investors’ Rights Agreement, in the form attached as Exhibit B (as the same may be amended, supplemented, restated or modified and in effect from time to time, the “Investors’ Rights Agreement”), pursuant to which the Company agrees to provide certain registration rights under the 1933 Act, and other rights to the Buyers, with respect to the Shares and the Registrable Securities (as defined in the Investors’ Rights Agreement).

NOW THEREFORE, the Company and each of the Buyers, severally and not jointly, hereby agree as follows:

1.	PURCHASE AND SALE OF SHARES.

a.         Purchase and Sale of Shares. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 7 and 8 below, the Company shall issue and sell to each Buyer and each Buyer severally agrees to purchase from the Company the shares of Common Stock and Series A Preferred set forth next to each such Buyer’s name on the Schedule of Buyers attached hereto. The aggregate purchase price for the Shares purchased by each Buyer shall be as set forth opposite such Buyer’s name on the Schedule of Buyers (the “Purchase Price”). Upon the effectiveness of amendments to the Certificate of Incorporation of the Company contemplated in Sections 3(b) and 4(m) authorizing 500,000,000 shares of Common Stock, 10,000,000 shares of Preferred Stock, and Preferred Stock having voting and other rights as set forth in the Certificate of Designation, Preferences and Rights of Series B Preferred Stock

attached hereto as Exhibit C (the “Series B Preferred”), the Common Stock and Series A Preferred purchased pursuant to this Agreement shall be automatically exchanged for 5,000,000 shares of the Series B Preferred and the Series A Preferred shall be cancelled.

b.         Closing Date. The closing (the “Closing”) shall be on the date first set forth above, subject to the satisfaction (or waiver) of all of the conditions to the Closing set forth in Sections 7 and 8 (or such later or earlier date as is mutually agreed to by the Company and the Buyers) (the “Closing Date”). The Closing shall occur remotely via the exchange of electronic signature pages which shall be followed by the exchange of original signature pages via overnight delivery to each party’s principal business address or at such other place as either party designates in writing.

c.         Form of Payment and Delivery of Shares. On the date that is the later of ten (10) days from the Closing Date, the date that this transaction is permitted to close under applicable Securities Laws, or the date that all conditions to Buyers’ obligations to purchase the Shares as set forth in Section 8 are satisfied in full, (i) each Buyer shall pay to the Company the Purchase Price (less the ComVest Fees and Expenses), by wire transfer of immediately available funds in accordance with the Company’s written wire instructions, and (ii) the Company shall deliver (or cause its transfer agent to deliver) to each Buyer certificates representing the Shares that such Buyer is purchasing hereunder on the Closing Date (the “Share Certificates”), duly executed on behalf of the Company and registered in the name of such Buyer or its designee.

d.         Failure to Satisfy Conditions to Purchase Shares. In the event all of the conditions to Buyers’ obligations to purchase the Shares as set forth in Section 8 are not satisfied in full within ninety (90) days of the date of this Agreement, the Transaction Documents shall automatically terminate and the Buyers and the Company shall be relieved of any and all obligations under the Transaction Documents, including, but not limited to, any obligation of the Buyers to pay the Purchase Price to the Company. Upon such termination, the Company hereby grants each Buyer a full, complete, and unconditional release from any and all obligations under this Agreement and the Transaction Documents.

2.	BUYER’S REPRESENTATIONS AND WARRANTIES.

Each Buyer represents and warrants, as of the date of this Agreement and as of each Closing Date, with respect to only itself, that:

a.         Investment Purpose. Such Buyer is acquiring the Shares purchased by such Buyer hereunder, for such Buyer’s own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered under, or exempted from the registration requirements of, the 1933 Act; provided, however, that by making the representations herein, such Buyer does not agree to hold any of the Shares for any minimum or other specific term and reserves the right to dispose of the Shares at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

b.         Accredited Investor Status. Such Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

c.         Reliance on Exemptions. Such Buyer understands that the Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of the Securities Laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Shares.

d.         Information. Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Shares that have been requested by such Buyer. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer’s right to rely on the Company’s representations and warranties contained in this Agreement or in any of the other Transaction Documents. Such Buyer understands that its investment in the Shares involves a high degree of risk and that it has reviewed the Company’s SEC Documents and the disclosures contained therein, including, without limitation, those set forth under the heading “Risk Factors.” Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Shares.

e.         No Governmental Review. Such Buyer understands that no Governmental Entity has passed on or made any recommendation or endorsement of the Shares or the fairness or suitability of an investment in the Shares nor have such authorities passed upon or endorsed the merits of the offering of the Shares.

f.         Transfer or Resale. Such Buyer understands that, except as provided in the Investors’ Rights Agreement: (i) the Shares have not been and are not being registered under the 1933 Act or any other Securities Laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Buyer shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that the Shares to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Buyer provides the Company with reasonable assurance that the Shares can be sold, assigned or transferred pursuant to Rule 144 promulgated under the 1933 Act, as amended (or a successor rule thereto) (“Rule 144”); (ii) any sale of the Shares made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144, and further, if Rule 144 is not applicable, any resale of the Shares under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or any other Securities Laws; and (iii) except as set forth in the Investors’ Rights Agreement, neither the Company nor any other person is under any obligation to register the Shares under the 1933 Act or any other Securities Laws. Notwithstanding the foregoing provisions of this paragraph, the Shares may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Shares.

g.         Legends. Such Buyer understands that, except as set forth below, the Share Certificates shall bear a restrictive legend in the following form (the “1933 Act Legend”) (and a stop-transfer order may be placed against transfer of such Share Certificates):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Shares, if (i) such Shares are registered for resale under the 1933 Act, (ii) such holder provides the Company with reasonable assurances that the Shares can be sold pursuant to Rule 144(k) promulgated under the 1933 Act (or a successor rule thereto), or (iii) such holder provides the Company reasonable assurances that the Shares have been or are being sold pursuant to Rule 144.

h.         Authorization; Enforcement; Validity. Such Buyer is a validly existing corporation, partnership, limited liability company or other entity and has the requisite corporate, partnership, limited liability or other organizational power and authority to purchase the Shares pursuant to this Agreement. The Transaction Documents entered into by such Buyer have been duly and validly authorized, executed and delivered on behalf of such Buyer and are valid and binding agreements of such Buyer enforceable against such Buyer in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors’ rights generally and general principles of equity.

i.          Residency. Such Buyer is a resident of that jurisdiction specified below its address on the Schedule of Buyers.

j.          No Other Agreements. As of the applicable Closing Date, such Buyer has not, directly or indirectly, made any agreements with the Company relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents.

3.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants, as of the date of this Agreement, to each Buyer, with respect to itself both before and after giving effect to the Acquisition, that except as set forth in the Schedules to this Agreement delivered by the Company to Buyer or in the schedules to the Acquisition Agreement:

a.         Organization and Qualification; Subsidiaries. The Company was formed on June 23, 1997. Set forth in Schedule 3(a) is a true and correct list of the Company’s Subsidiaries and the jurisdiction in which each is organized or incorporated, together with the authorized and outstanding Capital Stock or other equity interests of each such entity. Other than with respect to the entities listed on Schedule 3(a), the Company does not directly own any security, equity interest or beneficial ownership interest in any other Person (including through joint venture or partnership agreements) or have any interest in any other Person. Each of the Company and its Subsidiaries is a corporation, limited liability company, partnership or other entity and is duly organized or formed and validly existing in good standing under the laws of the jurisdiction in which it is incorporated or organized and has the requisite corporate, partnership, limited liability company or other organizational power and authority to own its properties and to carry on its business as now being conducted and as proposed to be conducted by the Company and its Subsidiaries. Each of the Company and its Subsidiaries is duly qualified to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted or proposed to be conducted by the Company and its Subsidiaries will make such qualification necessary, except to the extent that the failure to be so qualified or be in good standing could not have and could not be, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as set forth in Schedule 3(a), the Company holds all right, title and interest in and to 100% of the Capital Stock, equity or similar interests of each of its Subsidiaries, in each case, free and clear of any Liens (as defined below), including any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of free and clear ownership by a current holder, and no such Subsidiary owns capital stock or holds an equity or similar interest in any other Person.

b.         Authorization; Enforcement; Validity. Each of the Company and its Subsidiaries has the requisite corporate or other organizational power and authority to enter into and perform its obligations under this Agreement and each of the other Transaction Documents to which such Person is a party and to issue the Shares in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents by the Company and each of its Subsidiaries and the consummation by the Company and each of its Subsidiaries of the transactions contemplated hereby and thereby, including the issuance of the Shares to be issued at the Closing, have been duly authorized by the respective boards of directors (or a committee thereof), members, managers, trustees, stockholders, other equityholders or holders of beneficial interests, as applicable, of the Company and each of its Subsidiaries, as applicable, and no further consent or authorization is required by the Company, any of its Subsidiaries or any of their respective boards of directors, members, managers, trustees, stockholders, other equityholders or holders of beneficial interests, as applicable. Notwithstanding the foregoing, the parties to this Agreement acknowledge that the Company does not currently have enough authorized shares of Common Stock (as defined below) to satisfy all conversions of Shares of the Series A Preferred. The parties to this Agreement agree that promptly after Closing the Company will prepare the necessary corporate documentation to amend its Certificate of Incorporation and will make the applicable proxy filing pursuant to the applicable Securities Laws and the Buyers shall approve the amendment of the Company’s Certificate of Incorporation to increase the number of authorized shares of Common Stock to 500,000,000, to increase the number of authorized shares of Preferred Stock to 10,000,000, and to authorize Preferred Stock having the voting and other rights of the Series B Preferred. This Agreement and the other Transaction Documents have been duly executed and delivered by the Company and each of its Subsidiaries that is a party thereto, and constitute the valid and binding obligations of the Company and each of its Subsidiaries, enforceable against the Company and each of its Subsidiaries in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors’ rights generally and general principles of equity.

c.         Capitalization. The authorized Capital Stock of the Company consists of 155,000,000 shares, of which 150,000,000 are designated as Common Stock, par value $.001 (“Common Stock”) and 5,000,000 are designated as Preferred Stock, par value $.001 (“Preferred Stock”). No shares of Preferred Stock are outstanding. Pursuant to the Certificate of Designation, Preferences and Rights of Series A Preferred Stock, adopted by the Company and attached hereto as Exhibit A, 5,000,000 shares of Preferred Stock are designated as Series A Preferred. Of the Common Stock authorized:

(i)	49,976,937 shares are issued and outstanding;

(ii)       12,150,309 shares are reserved for issuance pursuant to the Company’s stock option, restricted stock and employee stock purchase plans described in the SEC Documents (the “Equity Plans”), including 12,150,309 shares issuable pursuant to outstanding awards under the Equity Plans;

(iii)      15,463,453 shares are reserved for issuance pursuant the Company’s outstanding warrants described on Schedule 3(c)(iii) (the “Existing Warrants”), 11,100,000 of which are reserved for issuance pursuant to warrants related to the Bond Financing (as defined below);

(iv)      28,576,038 shares are reserved for issuance pursuant the Company’s outstanding Convertible Debentures described on Schedule 3(c)(iv) (the “Convertible Debentures”) (the convertibility feature of certain Convertible Debentures shall be removed at Closing leaving a single Convertible Debenture convertible into 114,500 shares of Common Stock); and

(v)       483,259 shares are reserved for issuance to Millennium Merchant Services.

No shares of Common Stock are reserved for issuance under any plan, agreement or arrangement, other than shares of Common Stock reserved for issuance under the Equity Plans and with respect to the Existing Warrants, the Convertible Debentures and except as described in the foregoing provisions of this Section 3(c), there are no shares of Capital Stock, Options, Convertible Securities or other equity securities of the Company authorized, issued or outstanding, and the Company is not under any current or future obligations to issue any such shares of Capital Stock, Options, Convertible Securities or other equity securities of the Company. All of the outstanding and issuable shares of Capital Stock have been, or upon issuance will be, validly issued and are, or upon issuance will be, fully paid and nonassessable. Schedule 3(c) sets forth (x) a list of all outstanding Options, Existing Warrants and Convertible Debentures and the exercise or conversion price for each and (y) the maximum number of securities of the Company or any of its Subsidiaries that may be issued to Millennium Merchant Services.

Except as set forth on Schedule 3(c)(1)-(5):

(1)       no shares of the Capital Stock of the Company or any of its Subsidiaries are subject to preemptive rights or any other similar rights or any Liens suffered or permitted by the Company or any of its Subsidiaries;

(2)       there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable for, any shares of Capital Stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of Capital Stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable for, any shares of Capital Stock of the Company or any of its Subsidiaries;

(3)       to the Knowledge of the Company, there are no voting trusts, proxies or other agreements, commitments or understandings of any character with respect to the voting of any shares of Capital Stock of the Company or any of its Subsidiaries, and there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except the Investors’ Rights Agreement);

(4)       there are no outstanding securities or instruments of the Company or any of its Subsidiaries that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries;

(5)       there are no securities or instruments containing anti-dilution or similar provisions that will or may be triggered by the issuance of the Shares;

(6)       the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and

(7)       to the Company’s Knowledge, no officer or director of the Company or beneficial owner of any of the Company’s outstanding Common Stock has pledged Common Stock in connection with a margin account or other loan secured by such Common Stock.

The Company has furnished to each Buyer true and correct copies of:

(X)      The Company’s Certificate of Incorporation, as amended and in effect (the “Certificate of Incorporation”); and

(Y)	The Company’s Bylaws, as amended and in effect (the “Bylaws”).

All of the equity interests of each of the Subsidiaries are certificated or otherwise represented in tangible form.

d.         Issuance of Securities. The Shares are duly authorized. Subject to the need to increase the number of authorized shares of Common Stock as discussed in Section 3(b) hereof, upon issuance of the Shares, such Shares and Conversion Shares will be validly issued, fully paid and nonassessable and free from taxes and Liens with respect to the issuance thereof, with the holders being entitled to all rights accorded to a holder of Series A Preferred or Common Stock, as applicable. The issuance by the Company of the Shares is exempt from registration under the 1933 Act and any other applicable Securities Laws.

e.         No Conflicts. Except as set forth on Schedule 3(e), the execution and delivery of this Agreement and the other Transaction Documents by the Company and each of its Subsidiaries, the performance by the Company and each of its Subsidiaries of its obligations hereunder and thereunder and the consummation by the Company and each of its Subsidiaries of the transactions contemplated hereby and thereby (including the reservation for issuance and the issuance of the Shares) will not:

(i)        result in a violation of the certificate or articles of incorporation, certificate or articles of organization, bylaws, operating agreement, partnership agreement or any other governing documents, as applicable, of any such Person;

(ii)       conflict with, or constitute a breach or default (or an event which, with the giving of notice or passage of time or both, constitutes or would constitute a breach or default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or other remedy with respect to, any agreement, indenture, instrument or other document to which any such Person is a party or by which such Person is bound; or

(iii)      result in a violation of any Law, rule, regulation, order, judgment or decree (including Securities Laws and the rules and regulations, if any, of the Principal Market) applicable to any such Person or by which any property or asset of any such Person is bound or affected.

Neither the Company nor any of its Subsidiaries is in violation of any term of its certificate or articles of incorporation, certificate or articles of organization, bylaws, operating agreement, partnership agreement or any other governing document, as applicable. Neither the Company nor any of its Subsidiaries is or has been in violation of any term of or in default under (or with the giving of notice or passage of time or both would be in violation of or default under) (x) any material contract, agreement, mortgage, indebtedness, indenture, instrument, document, judgment, decree or order of the Company or its Subsidiaries or (y) any Law applicable to the Company or its Subsidiaries. Except for the filings and listings expressly contemplated by the Investors’ Rights Agreement and the filing of the Certificates of Designation, neither the Company nor any of its Subsidiaries is, has been, or will be required to obtain any consent, authorization or order of, or make any filing or registration with, any court or Governmental Entity in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations that the Company or any of its Subsidiaries is or has been required to obtain as described in the preceding sentence have been obtained or effected on or prior to the date of this Agreement and prior to the date of the effectiveness of such requirement.

f.	SEC Documents; Financial Statements.

(i)        Since December 31, 2007, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date this representation is made (including all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein) being referred to herein as the “SEC Documents” and the Company’s consolidated balance sheet as of September 30, 2008, as included in the Company’s quarterly report on Form 10-Q for the period then ended, as filed with the SEC on November 14, 2008 and as amended on November 18, 2008, being referred to herein as the “Most Recent Balance Sheet”). Each of the SEC Documents was filed with the SEC via the SEC’s EDGAR system within the time frames prescribed by the SEC for the filing of such SEC Documents such that each filing was timely filed with the SEC (with giving effect to any extensions of time permitted by Rule 12b-25 under the 1934 Act). As of their respective dates, the SEC Documents complied in all material respects with the Securities Laws. None of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Since the filing of each of the SEC Documents, no event has occurred that would require an amendment or supplement to any such SEC Document and as to which such an amendment or supplement has not been filed and made publicly available on the SEC’s EDGAR system no less than five (5) Business Days prior to the date this representation is made. Except as set forth on Schedule 3(f)(i), the Company has not received any written comments from the SEC staff that have not been resolved to the satisfaction of the SEC staff.

(ii)       As of their respective dates, the consolidated financial statements of the Company and its Subsidiaries included in the SEC Documents complied in all material respects with applicable accounting requirements and the Securities Laws with respect thereto. Such consolidated financial statements have been prepared in accordance with GAAP, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes) and fairly present in all material respects the financial position of the Company and its Subsidiaries as of the dates thereof and the results of their operations and cash flows for the periods then ended in accordance with GAAP (subject, in the case of unaudited statements, to normal year-end audit adjustments that are not material individually or in the aggregate).

(iii)      Since December 31, 2007, none of the Company, its Subsidiaries and their respective officers, directors and Affiliates or, to the Company’s Knowledge, any stockholder of the Company has made any filing with the SEC or issued any press release on behalf of the Company or any of its Subsidiaries or otherwise relating to the Company or any of its Subsidiaries that contains any untrue statement of a material fact or omits any statement of material fact necessary in order to make the statements therein, in the light of the circumstances under which they are or were made, not misleading or has provided any other information to any Buyer, including information referred to in Section 2(d), that, considered in the aggregate, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are or were made, not misleading.

(iv)      Except as set forth in Schedule 3(f)(iv), the Company is not required to file and will not be required to file any agreement, note, lease, mortgage, deed or other instrument entered into prior to the date this representation is made and in effect on the date this representation is made and to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound that has not been previously filed as an exhibit (including by way of incorporation by reference) to its reports filed or made with the SEC under the 1934 Act.

(v)       The accounting firm that has expressed its opinion with respect to the consolidated financial statements included in the Company’s most recently filed annual report on Form 10-KSB (the “Audit Opinion”) is independent of the Company pursuant to the standards set forth in Rule 2-01 of Regulation S-X promulgated by the SEC and such firm was otherwise qualified to render the Audit Opinion under applicable Securities Laws. Each accounting firm that since such filing has conducted or will conduct a review or audit of any of the Company’s consolidated financial statements is independent of the Company pursuant to the standards set forth in Rule 2-01 of Regulation S-X promulgated by the SEC and is otherwise qualified to conduct such review or audit and render an audit opinion under applicable Securities Laws.

(vi)      There is no transaction, arrangement or other relationship between the Company and an unconsolidated or other off-balance-sheet entity that is required to be disclosed by the Company in its reports pursuant to the 1934 Act that has not been so disclosed in the SEC Documents at least five (5) Business Days prior to the date of this Agreement.

(vii)     Since December 31, 2007, there have been no internal or SEC inquiries or investigations (formal or informal) regarding accounting or revenue recognition discussed with, reviewed by or initiated at the direction of any executive officer, board of directors or any committee thereof of the Company or any of its Subsidiaries.

(viii)    The Company is not a “shell company” (as defined in Rule 12b-2 under the 1934 Act).

g.         Sarbanes-Oxley Compliance; Internal Accounting Controls; Disclosure Controls and Procedures; Books and Records.

(i)        Except for as set forth in the SEC Documents, the Company and its Subsidiaries are in all material respects in compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder (collectively, “Sarbanes-Oxley”).

(ii)       Since December 31, 2007, except as set forth on Schedule 3(g)(ii), neither the Company nor any of its Subsidiaries nor any director or officer, of the Company or any of its Subsidiaries has received or otherwise had or obtained Knowledge of any complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any of its Subsidiaries or its internal accounting controls, including any complaint, allegation, assertion or claim that the Company or any of its Subsidiaries has engaged in questionable accounting or auditing practices.

(iii)      No attorney representing the Company or any of its Subsidiaries, whether or not employed by the Company or any of its Subsidiaries, has reported evidence of a material violation of Securities Laws, breach of fiduciary duty or similar violation by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents to their respective boards of directors or any committee thereof or pursuant to Section 307 of Sarbanes-Oxley.

(iv)      Except as set forth in the SEC Documents, the Company has, and has caused each of its Subsidiaries to, at all times keep books, records and accounts with respect to all of such Person’s business activities, in accordance with sound accounting practices and GAAP consistently applied. Except as set forth in the SEC Documents, The Company and each of its Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (C) access to assets or incurrence of liability is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any differences.

(v)       The Company has timely filed and made publicly available on the SEC’s EDGAR system no less than five (5) Business Days prior to the date of this representation, all certifications and statements required by (A) Rule 13a-14 or Rule 15d-14 under the 1934 Act and (B) Section 906 of Sarbanes-Oxley with respect to any Company SEC Documents.

(vi)      Except as set forth in the SEC Documents, the Company maintains disclosure controls and procedures required by Rule 13a-15 or Rule 15d-15 under the 1934 Act. Except as set forth in the SEC Documents, such disclosure controls and procedures are effective to ensure that the information required to be disclosed by the Company in the reports that it files with or submits to the SEC (A) is recorded, processed, summarized and reported accurately within the time periods specified in the SEC’s rules and forms and (B) is accumulated and communicated to the Company’s management, including its principal executive officer and principal financial officer, as appropriate to allow timely decisions regarding required disclosure.

(vii)     Except as set forth in the SEC Documents, the Company maintains internal control over financial reporting required by Rule 13a-14 or Rule 15d-14 under the 1934 Act. As set forth in the SEC Documents, such internal control over financial reporting contains material weaknesses.

h.         Absence of Certain Changes. Since December 31, 2007, neither the Company nor any of its Subsidiaries has taken any steps, and neither the Company nor any of its Subsidiaries currently expects to take any steps, to seek protection pursuant to any bankruptcy law, nor does the Company or any of its Subsidiaries have any Knowledge or reason to believe that the creditors of such Person intend to initiate involuntary bankruptcy proceedings or any knowledge of any fact that would reasonably lead a creditor to do so. Neither the Company nor any of its Subsidiaries is as of the date this representation is made, nor after giving effect to the transactions contemplated hereby or by any of the other Transaction Documents will be, Insolvent. Except as set forth in the SEC Documents, since December 31, 2007, neither the Company nor any of its Subsidiaries has declared or paid any dividends or sold any assets outside of the ordinary course of business. Except as set forth in the SEC Documents, since December 31, 2006, neither the Company nor any of its Subsidiaries has had any capital expenditures outside the ordinary course of its business.

i.          Absence of Litigation. Except as set forth on Schedule 3(i) or as disclosed in the SEC Documents, (i) there has at no time been any action, suit, proceeding, inquiry or investigation (“Litigation”) before or by any court, public board, Governmental Entity, self-regulatory organization or body pending or, to the Company’s Knowledge, threatened against or affecting the Company or any of its Subsidiaries or any of their assets, and (ii) to the Company’s Knowledge, no director or officer of the Company or any of its Subsidiaries has been involved in securities-related Litigation during the past five (5) years. No Litigation disclosed in the SEC Documents or on Schedule 3(i) is material to the business, operations, results of operations, condition (financial or otherwise), or properties of the Company or any of its Subsidiaries in any respect.

j.          Full Disclosure; No Undisclosed Events, Liabilities, Developments or Circumstances. Since December 31, 2007 or as set forth in the SEC Documents, there has been no Material Adverse Effect and no circumstances exist that, individually or in the aggregate, could reasonably be expected to be, cause or have a Material Adverse Effect. Except (A) as and to the extent disclosed or reserved against on the Most Recent Balance Sheet, (B) as incurred since the date thereof in the ordinary course of business consistent with past practice, or (C) as set forth on Schedule 3(j), neither the Company, nor any of its Subsidiaries has any material liabilities or obligations of any nature, whether fixed or unfixed, known or unknown, secured or unsecured, absolute, accrued, contingent or otherwise and whether due or to become due. No representation or warranty or other statement made by the Company in this Agreement or any of the other Transaction Documents, the Schedules hereto or any certificate or instrument delivered pursuant to this Agreement contains any untrue statement or omits to state a material fact necessary to make any such statement, in light of the circumstances in which it was made, not misleading.

k.         Acknowledgment Regarding Buyers’ Purchase of Securities. The Company acknowledges and agrees that each Buyer is acting solely in the capacity of an arm’s length purchaser with respect to the Company in connection with this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that no Buyer is acting as a financial advisor or fiduciary of any party to this Agreement or any of the other Transaction Documents (or in any similar capacity) with respect to this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by any Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer’s purchase of the Shares. The Company further represents to each Buyer that the decision of the Company and each of its Subsidiaries to enter into the Transaction Documents has been based solely on the independent evaluation by such Person and its representatives.

l.          No General Solicitation. Neither the Company nor any of its Affiliates, nor any Person acting on the behalf of any of the foregoing, has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D), including advertisements, articles, notices, or other communications published in any newspaper, magazine or similar media or broadcast over radio, television or internet or any seminar or meeting whose attendees have been invited by general solicitation or general advertising, in connection with the offer or sale of the Shares.

m.        No Integrated Offering. Neither the Company nor any of its Affiliates, nor any Person acting on the behalf of any of the foregoing, has, directly or indirectly, made any offers or sales of any security or solicited any offers to purchase any security, under circumstances that would require registration of any of the Shares under the 1933 Act or cause this offering of the Shares to be integrated with prior offerings by the Company for purposes of the 1933 Act or any other regulatory or self-regulatory authority.

n.         Employee Relations. Except as set forth on Schedule 3(n), neither the Company nor any of its Subsidiaries is involved in any labor union dispute nor, to the Knowledge of the Company, is any such dispute threatened. To the Knowledge of the Company, none of the employees of either the Company or any of its Subsidiaries is or has been a member of a union that relates, or following the Closing will relate, to such employee’s relationship with the Company, and neither the Company nor any of its Subsidiaries is or following the Closing will be, a party to a collective bargaining agreement. No executive officer (as defined in Rule 3b-7 under the 1934 Act), nor any other individual whose termination would be required to be disclosed on a Current Report on Form 8-K, has notified the Company that such individual intends to leave the Company or otherwise terminate such individual’s employment with the Company. The current employees of the Company and its Subsidiaries constitute all of the employees necessary to conduct the Company’s business as presently conducted and as proposed to be conducted (as described to Buyers prior to the date hereof). Except as set forth on Schedule

3(n), to the Knowledge of the Company, no such employee is, has been, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant, and the employment of each such individual does not, has not and will not subject the Company or any of its Subsidiaries to any material liability with respect to any of the foregoing matters. To the Company’s Knowledge, the Company and each of its Subsidiaries is in compliance in all material respects with all Laws relating to employment and employment practices, terms and conditions of employment and wages and hours. The Company and each of its Subsidiaries is in compliance in all material respects with all Laws relating to employee benefits and employee benefit plans (as such terms are defined in ERISA).

o.         Intellectual Property Rights. Except as set forth on Schedule 3(o), the Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trademark applications and registrations, trade names, service marks, service mark registrations, service names, patents, patent rights, patent applications, copyrights (whether or not registered), inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights (collectively, “Intellectual Property”) necessary to conduct their respective businesses as conducted as of the date this representation is made. Except as set forth in Schedule 3(o), (i) none of the rights of the Company or any of its Subsidiaries in its Intellectual Property have expired or terminated, or are expected to expire or terminate within five (5) years from the date of this Agreement, (ii) there has been no infringement by the Company or any of its Subsidiaries or, to the Company’s Knowledge, any of the Company’s or any of its Subsidiaries’ licensors or licensees of any Intellectual Property rights of others, (iii) to the Company’s Knowledge, there has been no infringement by any third parties of any Intellectual Property owned or licensed by the Company or any of its Subsidiaries, or of any development of similar or identical trade secrets or technical information by others, (iv) there is no claim, action or proceeding pending or threatened in writing against, the Company, any of its Subsidiaries or, to the Company’s Knowledge, any of their respective licensors regarding their Intellectual Property or infringement of other Intellectual Property rights, and there is no claim, action or proceeding pending or threatened in writing against the Company, any of its Subsidiaries or, to the Company’s Knowledge, any of their respective licensors regarding their Intellectual Property or infringement of other Intellectual Property rights, (v) there are no facts or circumstances that could reasonably be expected to give rise to any of the foregoing, (vi) there is no patent or patent application which contains claims that interfere with the issued or pending claims of any of the Intellectual Property owned or licensed by the Company or any of its Subsidiaries, and (vii) none of the technology employed by the Company or any of its Subsidiaries has been obtained or is being used by the Company or any of its Subsidiaries in violation of any material contractual obligation binding on the Company or any of its Subsidiaries or is being used by any of the officers, directors or employees of the Company or of its Subsidiaries on behalf of the Company or any of its Subsidiaries in violation of the rights of any Person or Persons. The Company and its Subsidiaries have taken commercially reasonable security measures to protect the secrecy, confidentiality and the value of all of their material Intellectual Property.

p.         Environmental Laws. Except as set forth on Schedule 3(p), each of the Company and its Subsidiaries (i) has no Knowledge of any violation in any material respect of any Environmental Laws (as defined below), (ii) has no Knowledge of any current or prior liability for failure to comply with any Environmental Law, (iii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business as presently conducted, and (iv) is in compliance with all terms and conditions of any such permit, license or approval.

q.         Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as is prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. All of the Company’s insurance policies are in full force and effect and are valid, outstanding and enforceable, and all premiums with respect thereto are currently paid and no basis exists for early termination of any of such insurance policies on the part of the insurer thereunder. None of Company or its Subsidiaries has failed to give any notice or present any claim under any such insurance policies in due and timely fashion, and there are no outstanding unpaid claims under any such insurance policies. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for, and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to result in a material increase in the Company’s current cost of such insurance.

r.         Regulatory Permits. The Company and its Subsidiaries possess all certificates, authorizations, approvals, licenses and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses (“Permits”) except to the extent that the failure to be in possession of any Permits, individually or in the aggregate, could not have, and could not be reasonably expected to have, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such Permit. The Company and its Subsidiaries are in compliance with the Permits in all material respects, and have no Knowledge that they will not be able to obtain necessary Permits as and when necessary to enable the Company and its Subsidiaries to conduct their respective businesses.

s.         Principal Market. The Company is not in violation of any of the rules, regulations or requirements of the OTC Bulletin Board (the “Principal Market”) and has no Knowledge of any facts or circumstances which would reasonably lead to suspension or termination of the trading of the Common Stock on the Principal Market in the foreseeable future. Since December 31, 2007, (i) the Company’s Common Stock has been quoted on the Principal Market, (ii) trading in the Common Stock has not been suspended by the SEC or on the Principal Market and (iii) the Company has received no communication, written or oral, from the SEC or the Principal Market regarding the suspension or termination of the trading of the Common Stock on the Principal Market.

t.          Tax Status. The Company and each of its Subsidiaries (i) has filed all federal, state and foreign income and all other tax returns, reports and declarations required to be filed and all such returns, reports and declarations are true and accurate in all material respects, (ii) has paid all taxes (whether or not shown on any tax return) required to be paid, except those being contested in good faith and for which the Company has made appropriate reserves on its books, (iii) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations (referred to in clause (i) above) apply and (iv) has withheld and paid to the appropriate taxing authority or other governmental body all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party. There are no unpaid taxes claimed in writing to be due from the Company or any of its Subsidiaries by the taxing authority of any jurisdiction which, individually or in the aggregate, is expected to have a Material Adverse Effect, and there is no basis for any such claim. Neither the Company nor any of its Subsidiaries is a “United States real property holding corporation” (“USRPHC”) as that term is defined in Section 897(c)(2) of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder.

u.         Transactions With Affiliates. Except as set forth on Schedule 3(u) or in the SEC Documents, no Related Party of the Company or any of its Subsidiaries, nor any Affiliate thereof, is presently, has been within the past three years, or will be as a result of the transactions contemplated by this Agreement and the other Transaction Documents, a party to any transaction, contract, agreement, instrument, commitment, understanding or other arrangement or relationship with the Company or any of its Subsidiaries, whether for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments or consideration to or from any such Related Party. No Related Party of the Company or any of its Subsidiaries, or any of their respective Affiliates, has any direct or indirect ownership interest in any Person (other than ownership of less than 2% of the outstanding common stock of a publicly traded corporation) in which the Company or any of its Subsidiaries has any direct or indirect ownership interest or with which the Company or any of its Subsidiaries competes or has a business relationship.

v.         Application of Takeover Protections; Rights Agreement. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, or other similar anti-takeover provision under the Certificate of Incorporation or the laws of the State of Delaware to the transactions contemplated by this Agreement, the Company’s issuance of the Shares in accordance with the terms hereof and any Buyer’s ownership and voting of the Shares (or Conversion Shares). The Company has not adopted a stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

w.        Foreign Corrupt Practices. Neither the Company, nor any of its Subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

x.         Outstanding Indebtedness; Liens. Except as set forth on Schedule 3(x), (i) neither the Company nor any of its Subsidiaries has, and upon consummation of the transactions contemplated hereby and by the other Transaction Documents will not have, any outstanding Indebtedness other than Permitted Indebtedness, (ii) there are no, and upon consummation of the transactions contemplated hereby and by the other Transaction Documents there will not be any, Liens on any of the assets of the Company and its Subsidiaries other than the Permitted Liens, and (iii) there are no, and upon consummation of the transactions contemplated hereby and by the other Transaction Documents there will not be any, financing statements securing obligations of any amounts owed by the Company or any of its Subsidiaries filed against the Company or any of its Subsidiaries or any of their respective assets, other than those relating to Permitted Liens.

y.         Real Property. Neither the Company nor any of its Subsidiaries owns any real property. Schedule 3(y) contains a complete and correct list of all the real property, facilities and fixtures that (i) are leased or, in the case of fixtures, otherwise owned or possessed by the Company or any of its Subsidiaries, (ii) in connection with which the Company or any of its Subsidiaries has entered into an option agreement, participation agreement or acquisition agreement or (iii) the Company or any of its Subsidiaries has agreed to lease or otherwise acquire or may be obligated to lease or otherwise acquire in connection with the conduct of its business (collectively, including any of the foregoing acquired after the date of this Agreement, the “Real Property”), which list identifies all of the Real Property and specifies which of the Company and its Subsidiaries leases, owns or possesses each item of the Real Property. Schedule 3(y) also contains a complete and correct list of all leases and other agreements with respect to which the Company or any of its Subsidiaries is a party or otherwise bound or affected with respect to the Real Property, except master leases affiliated with any sub leases, easements, rights of way, access agreements, surface damage agreements, surface use agreements or similar agreements that pertain to Real Property that is contained wholly within the boundaries of any leased Real Property otherwise described on Schedule 3(y) (the “Real Property Leases”). Except as set forth in Schedule 3(y), all of the Real Property Leases are valid and in full force and effect and are enforceable against all parties thereto. Except as set forth in Schedule 3(y), neither the Company nor any of its Subsidiaries nor, to the Company’s Knowledge, any other party thereto is in default in any material respect under any of such Real Property Leases and no event has occurred which with the giving of notice or the passage of time or both would constitute a default under, or otherwise give any party the right to terminate, any of such Real Property Leases, or could adversely affect the Company’s or any of its Subsidiaries’ interest in and title to the Real Property subject to any of such Real Property Leases. No Real Property Lease is subject to termination, modification or acceleration as a result of the transactions contemplated hereby.

z.         Tangible Assets. The Company and its Subsidiaries have good and marketable title to all of the tangible assets that are material to their businesses (the “Assets”), in each case free and clear of any Lien, other than Permitted Liens. The Assets include all tangible assets necessary for the conduct of the Company’s and its Subsidiaries businesses as presently proposed to be conducted. The Assets that are facilities, fixtures, equipment, and other personal property have been maintained in accordance with normal industry practice, and are in good operating condition and repair (subject to normal wear and tear), and are suitable for the purposes for which they are now used and proposed to be used. There are no existing agreements, options, commitments or rights with, of or to any Person to acquire any such Assets, or any interests therein.

aa.       Material Contracts, Etc. The Company is not subject to any charter, contract, agreement, instrument, corporate or other legal restriction, or any judgment, decree,

order, rule, regulation or other Law that has, has had, or could reasonable expected in the future to have, a Material Adverse Effect. Other than as disclosed in the SEC Documents, the Company or one of its Subsidiaries, as applicable, has performed all material obligations required to be performed by it to date under each of its material contracts (as set forth in Schedule 3(aa), the “Material Contracts”), and neither the Company nor any of its Subsidiaries, as applicable, nor, to the Company’s knowledge, any other party to any Material Contract has breached or improperly terminated any Material Contract, or is in default under any Material Contract, and there exists no condition or event which, after notice or lapse of time or both, would constitute any such breach, termination or default. Each of the Material Contracts is in full force and effect, and is a legal, binding and enforceable obligation of or against the parties thereto, and no Material Contract will fail to be the legal, binding and enforceable obligation of or against the parties thereto as a result of the transactions contemplated by this Agreement and the Transaction Documents. Neither the Company nor any of its Subsidiaries, as applicable, has assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in any Material Contract. Neither the Company nor any of its Subsidiaries, as applicable, has received any written notice of the intention of any party to terminate any Material Contract or repudiate any provision thereof.

bb.       Investment Company. The Company is not, and upon Closing will not be, an “investment company,” a company controlled by an “investment company,” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act.

cc.       Stock Options. Except as set forth on Schedule 3(cc), every Option issued by the Company pursuant to the Equity Plans (i) has (or, if no longer outstanding, had), with respect to each share of Common Stock into which it is convertible or for which it is exercisable or exchangeable, an exercise price equal to or greater than the fair market value per share of Common Stock on the date of grant of such Option, (ii) was issued in compliance with the terms of the plan under which it was issued and in compliance with applicable Laws, rules and regulations, including the rules and regulations of the Principal Market, and (iii) has been accounted for in accordance with GAAP and otherwise been disclosed accurately and completely and in accordance with the requirements of the Securities Laws, including Rule 402 of Regulation S-K promulgated by the SEC, and the Company has paid, or properly reserved for, all taxes payable with respect to each such Option (including with respect to the issuance and exercise thereof), and has not deducted any amounts from its taxable income that it is not entitled to deduct with respect to any such stock option (including the issuance and exercise thereof).

4.	AFFIRMATIVE COVENANTS.

a.         Best Efforts. Each party shall use its reasonable best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Sections 7 and 8 of this Agreement.

b.         Form D and Blue Sky. The Company agrees to timely file a Form D with respect to the Shares as required under Regulation D. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Shares for, sale to the Buyers at the Closing pursuant to this Agreement under applicable Securities Laws of the states of the United States, and shall provide to each Buyer evidence of any such action so taken on or prior to the Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Shares required under applicable Securities Laws of the states of the United States.

c.         Reporting Status. During the period commencing on the date of this Agreement and ending two years after the date as of which the Investors (as that term is defined in the Investors’ Rights Agreement) may sell all of the Shares or Conversion Shares without restriction pursuant to Rule 144 promulgated under the 1933 Act (or successor thereto) (the “Reporting Period”), the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the Securities Laws otherwise would permit such termination. Notwithstanding the foregoing, a decision by the majority of the Buyers to take the Company private or to suspend reporting shall act as a waiver of this requirement.

d.         Use of Proceeds. The Company will use the proceeds from the sale of the Shares to repay outstanding Indebtedness and for general working capital purposes.

e.         Financial Information. The Company agrees to send the following to each Investor (as defined in the Investors’ Rights Agreement) during the Reporting Period (i) unless the following are filed with the SEC through EDGAR and are immediately available to the public through the EDGAR system, promptly after the filing thereof with the SEC, a copy of each of its quarterly reports on Form 10-QSB or 10-Q and annual reports on Form 10-KSB or 10-K, as the case may be (each, a “Periodic Report”), Current Reports on Form 8-K, registration statements (other than on Form S-8) and amendments and supplements to each of the foregoing, (ii) unless immediately available through Bloomberg or other nationally recognized media outlet, facsimile copies of all press releases issued by the Company or any of its Subsidiaries, contemporaneously with the issuance thereof, and (iii) copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders.

f.         Internal Accounting Controls. During the Reporting Period, the Company shall, and, shall cause each of its Subsidiaries to:

(i)        at all times keep books, records and accounts with respect to all of such Person’s business activities, in accordance with sound accounting practices and GAAP consistently applied;

(ii)       maintain a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset and liability accountability, (C) access to assets or incurrence of liability is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any differences;

(iii)      timely file and make publicly available on the SEC’s EDGAR system, all certifications and statements required by (A) Rule 13a-14 or Rule 15d-14 under the 1934 Act and (B) Section 906 of Sarbanes Oxley with respect to any Periodic Reports;

(iv)      maintain disclosure controls and procedures required by Rule 13a-15 or Rule 15d-15 under the 1934 Act, and to cause such disclosure controls and procedures to be effective at all times to ensure that the information required to be disclosed by the Company in the reports that it files with or submits to the SEC (A) is recorded, processed, summarized and reported accurately within the time periods specified in the SEC’s rules and forms and (B) is accumulated and communicated to the Company’s management, including its principal executive officer and principal financial officer, as appropriate to allow timely decisions regarding required disclosure; and

(v)       maintain internal control over financial reporting required by Rule 13a-14 or Rule 15d-14 under the 1934 Act, and to cause such internal control over financial reporting to be effective at all times and not contain any material weaknesses.

g.         Listing. As soon as practicable after the Closing, the Company shall use its commercially reasonable efforts to promptly secure the listing of all of the Registrable Securities (as defined in the Investors’ Rights Agreement) upon a national securities exchange or automated quotation system, and shall maintain, so long as any shares of Common Stock shall be so listed, such listing of all Registrable Securities from time to time issuable under the terms of the Transaction Documents. So long as any Shares are outstanding, the Company shall use its best efforts to maintain the Common Stock’s listing on such national securities exchange or automated quotation system or the Principal Market and shall not take any action that would reasonably be expected to result in the suspension or termination of trading of the Common Stock on such national securities exchange or automated quotation system or the Principal Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(g).

h.         Expenses. Upon the Closing Date, the Company shall pay ComVest Investment Partners III, L.P. (“ComVest”) a transaction fee of $450,000 and shall reimburse each Buyer for all of its reasonable legal, accounting, consulting, due diligence, travel and other expenses incurred in connection with the negotiation and evaluation of the investment contemplated hereby and by the other Transaction Documents (the “ComVest Fees and Expenses”), provided that the Company’s $75,000 deposit paid to ComVest shall be credited against such expense reimbursement.

i.	Disclosure of Transactions and Other Material Information.

(i)        By the fourth (4th) Business Day following the Closing Date, the Company shall file a Form 8-K (the “Announcing Form 8-K”) with the SEC. The Announcing Form 8-K, shall comply fully with the applicable 8-K rules and shall describe the terms of the transactions contemplated by the Transaction Documents, including the purchase of the Shares. The Company shall file all exhibits relating to this Agreement required to be filed by the SEC and Securities Laws or other Laws as exhibits to the Company’s Annual Report on Form 10-KSB to be filed with the SEC on or around March 31, 2009.

(ii)       Subject to the agreements and covenants set forth in this Section 4(i), the Company shall not issue any press releases or any other public statements with respect to the transactions contemplated hereby or disclosing the name of any Buyer; provided, however, that the Company shall be entitled, without the prior approval of any Buyer, to make any press release with respect to such transactions (A) in substantial conformity with the Announcing Form 8-K and contemporaneously therewith and (B) as is required by applicable Law.

(iii)      Notwithstanding any provision herein to the contrary, the Company shall not, and shall cause each of its Subsidiaries and its and each of their respective Affiliates, officers, directors, employees and agents not to, provide any Buyer with any material nonpublic information regarding the Company or any of its Subsidiaries from and after the filing of the Announcing Form 8-K with the SEC, without the express prior written consent of such Buyer, other than notices required under the Transaction Documents which may constitute material non-public information. Notwithstanding anything to the contrary herein, in the event that the Company believes that a notice or communication to any Buyer or Investor (as defined in Section 4(j)) contains material, nonpublic information relating to the Company or any of its Subsidiaries, the Company so shall indicate to the such Buyer or Investor contemporaneously with delivery of such notice or communication, and such indication shall provide such Buyer or Investor the means to refuse to receive such notice or communication other than notices required under the Transaction Documents which may constitute material non-public information; and in the absence of any such indication, the holders of the Shares shall be allowed to presume that all matters relating to such notice or communication do not constitute material, nonpublic information relating to the Company or any of its Subsidiaries.

j.          Pledge of Securities. The Company acknowledges and agrees that the Shares of a Buyer may be pledged by such Buyer or its transferees (each, including each Buyer, an “Investor”) in connection with a bona fide margin agreement or other loan secured by the Shares. The pledge of Shares shall not be deemed to be a transfer, sale or assignment of the Shares hereunder, and no Investor effecting any such pledge of Shares shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Shares may reasonably request in connection with a pledge of the Shares to such pledgee by an Investor.

k.         Patriot Act, Investor Secrecy Act and Office of Foreign Assets Control. As required by federal law and such Buyer’s policies and practices, each Buyer may need to obtain, verify and record certain customer identification information and documentation in connection with opening or maintaining accounts, or establishing or continuing to provide services, and, during the Reporting Period, the Company agrees to, and shall cause each of its Subsidiaries to, provide such information to the extent it is in possession of such information and can provide the same without violating an obligation of confidentiality to a third party with respect thereto.

l.          Board of Directors; Bylaws Amendments. As of the date hereof, the Company shall take such action, including amending the Bylaws, as may be required to cause the number of directors constituting the Company’s board of directors immediately after the Closing Date to be reduced to five (5) directors. Notwithstanding the foregoing, the parties agree to abide by applicable laws and the rules promulgated thereunder, including but not limited to, the Securities Acts, the rules of Principal Market and the Delaware General Corporate Law. The Company agrees to grant inspection rights to the Buyers after Closing.

m.        Other Amendments. The Company, with the agreement and cooperation of the Buyer, shall take all necessary corporate action with a record date following the issuance of the Shares, to approve, and to recommend to the Company’s stockholders for approval, and shall use its best efforts to solicit approval of its stockholders, which approval shall include the affirmative vote of the Buyer, of: (i) an amendment to the Certificate of Incorporation of the Company (a) to increase the authorized shares of Common Stock to 500,000,000 and the authorized shares of Preferred Stock to 10,000,000 (the “Authorized Share Increase”), resulting in 510,000,000 total shares of authorized Capital Stock, (b) to correct the reference in the Certificate of Incorporation regarding the waiver of Section 203 from “directors” to “stockholders,” and (c) to authorized Preferred Stock having the voting and other rights of the Series B Preferred. Thereafter, the Company, with the agreement and cooperation of the Buyer, shall make any filings under all applicable Securities Laws necessary to report and approve the foregoing actions.

n.         Option Redemption. The parties agree that the Company shall redeem all outstanding options for fair market value in accordance with Section 6.10 of the Company’s 2001-02 Non-Statutory Equity Incentive Plan, as amended December 1, 2003, and under the Company’s 2005 Stock Incentive Plan.

5.	NEGATIVE COVENANTS.

a.         Prohibition Against Variable Priced Securities. From the date of this Agreement until the first date following the Closing Date on which no Buyer holds any Shares (or Conversion Shares), the Company shall not in any manner issue or sell any Options or Convertible Securities that are convertible into or exchangeable or exercisable for shares of Common Stock at a price that varies or may vary with the market price of shares of Common Stock, including by way of one or more resets to a fixed price or increases in the number of shares of Common Stock issued or issuable, or at a price that upon the passage of time or the occurrence of certain events automatically is reduced or is adjusted or at the option of any Person may be reduced or adjusted, whether or not based on a formulation of the then-current market price of the Common Stock.

b.         Corporate Existence. During the Reporting Period, the Company shall maintain its corporate existence and shall not sell all or substantially all of the Company’s assets (including, for the avoidance of any doubt, all or substantially all of the assets of the Subsidiaries in the aggregate), except in the event of a merger or consolidation or sale or transfer of all or substantially all of the Company’s assets (including, for the avoidance of any doubt, all or substantially all of the assets of the Subsidiaries in the aggregate) where (i) the surviving or successor entity in such transaction (A) assumes the Company’s obligations hereunder and under the other Transaction Documents and (B) is a publicly traded corporation the common stock of which is listed on a national securities exchange or quoted on the over-the-counter bulletin board, and (ii) immediately before and immediately after giving effect to such transaction, no Event of Noncompliance (as defined in the Certificate of Designation) shall have occurred and be continuing.

c.         Investment Company. From the date of this Agreement until the first date following the Closing Date on which no Buyer holds any Shares (or Conversion Shares), the Company shall not become an “investment company,” a company controlled by an “investment company,” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act.

d.         No Avoidance of Obligations. During the Reporting Period, the Company shall not, and shall cause each of its Subsidiaries not to, enter into any agreement which would limit or restrict the Company’s or any of its Subsidiaries’ ability to perform under, or take any other voluntary action to avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it under, this Agreement, the Certificate of Designation and the other Transaction Documents.

e.         Regulation M. Neither the Company, nor any of its Subsidiaries nor any of their respective Affiliates will take any action prohibited by Regulation M under the 1934 Act in connection with the offer, sale and delivery of the Shares contemplated hereby.

f.         No Integrated Offering. Neither the Company, nor any of its Subsidiaries, nor any of their respective Affiliates, nor any Person acting on behalf of any of the foregoing shall, directly or indirectly, make any offers or sales of any security or solicit any offer to purchase any security, under any circumstances that would require registration of any of the Shares under the 1933 Act.

g.         Protective Provisions. So long as any shares of Series A Preferred or Series B Preferred remain outstanding, written consent of a majority of the holders of Series A Preferred and Series B Preferred shall be required to authorize the Company or to permit any of its subsidiaries to (by amendment, merger, consolidation or otherwise):

(i)        consummate or agree to consummate a Liquidation Event (as defined in the Certificate of Designation) of the Company or public offering of the securities of the Company;

(ii)       redeem, purchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any share or shares of Preferred Stock or Common Stock, except (A) as unanimously approved by the Board of Directors or (B) the repurchase of shares of Common Stock from employees, officers, directors and consultants performing services for the Company or one or more of its subsidiaries pursuant to agreements approved by the Board of Directors under which the Company has the right to purchase such shares upon the cessation of employment at a price equal to the lesser of the original purchase price or then fair market value;

(iii)      amend the Company’s Certificate of Incorporation or Bylaws; or alter or change the rights, preferences or privileges of the shares of Series A Preferred or Series B Preferred so as to affect adversely or harm the interests of the shares of Series A Preferred or Series B Preferred, by merger, consolidation, recapitalization or otherwise; or increase or decrease (other than by redemption or conversion) the total number of authorized shares of Preferred Stock unless the same ranks junior to the Series A Preferred and Series B Preferred with respect to the distribution of assets on the liquidation, dissolution or winding up of the Company, the payment of dividends and rights of redemption; or reclassify, or obligate itself to reclassify, any class or series of shares into securities having preference or being on a parity with the Series A Preferred or Series B Preferred in any respect; or authorize or issue, or obligate itself to issue, any equity security (including any other security convertible into or exercisable for any such equity security and any stock appreciation, phantom stock or similar vehicle) having a preference over, or being on a parity with, Series A Preferred or Series B Preferred with respect to dividends, liquidation, redemption or otherwise, other than the issuance of any authorized but unissued shares of Series A Preferred or Series B Preferred designated in the applicable Certificate of Designation (including any security convertible into or exercisable for such shares of Series A Preferred or Series B Preferred);

(iv)      declare or pay any dividend or make any other distribution on shares of capital stock of the Company other than dividends on the Series A Preferred or Series B Preferred;

(v)       declare or file for bankruptcy or any similar event or suffer an undischarged involuntary bankruptcy proceeding for more than 30 days;

(vi)	materially change the nature of the Company’s business;

(vii)     enter into any sale or license (or similar arrangement) with any third party of any material intellectual property, any material product or any material technology of the Company, other than in the ordinary course of business;

(viii)    change the authorized number directors or composition of the Board of Directors of the Company;

(ix)      take any action that would adversely affect or harm the rights or interest of the Series A Preferred or Series B Preferred; or

(x)       directly or indirectly, by voluntary action, (A) seek to avoid or evade the observance, or performance of any protective provision set forth in this Section 5 or other term or provision hereof, or (B) impair any right, power or privilege of any holder of Series A Preferred or Series B Preferred.

6.         TRANSFER AGENT INSTRUCTIONS. The Company shall issue instructions to its transfer agent and any subsequent transfer agent, to issue certificates or credit shares to the applicable balance accounts at the Depository Trust Company (“DTC”), registered in the name of each Buyer or its respective nominee(s), for the Shares and any Conversion Shares in such amounts as specified from time to time by such Buyer to the Company. Prior to registration of the Shares and the Conversion Shares under the 1933 Act, all such certificates shall bear the restrictive legend specified in Section 2(g). The Company warrants that no instruction other than the transfer agent instructions referred to in this Section 6 and stop transfer instructions to give effect to Section 2(f) (in the case of the Shares and the Conversion Shares, prior to registration thereof under the 1933 Act) will be given by the Company to its transfer agent and that the Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Investors’ Rights Agreement. If a Buyer provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that a public sale, assignment or transfer of the Shares may be made without registration under the 1933 Act or the Buyer provides the Company with reasonable assurance that the Shares can be sold pursuant to Rule 144 without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold, the Company shall permit the transfer and, in the case of the Shares, promptly instruct its transfer agent to issue one or more Share Certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by such Buyer and without any restrictive legend. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyers by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 6 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 6, that each Buyer shall be entitled, in addition to all other available remedies, to an injunctive order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

7.         CONDITIONS TO THE OBLIGATIONS OF THE COMPANY TO SELL. The obligation of the Company to issue and sell the Shares to each Buyer is subject to the satisfaction, at or before the Closing (unless otherwise specifically provided in Section 1 or this Section 7), of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

a.         Such Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

b.         Such Buyer shall have delivered to the Company such Buyer’s Purchase Price (less the ComVest Fees and Expenses) for the Shares being purchased by such Buyer at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

c.         The representations and warranties of such Buyer herein shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date), and such Buyer shall have performed, satisfied and complied with the covenants, agreements and conditions required to be performed, satisfied or complied with by such Buyer pursuant to the Transaction Documents to which such Buyer is a party at or prior to such Closing Date.

8.         CONDITIONS TO BUYERS’ OBLIGATIONS TO PURCHASE. The obligation of each Buyer hereunder to purchase the Shares from the Company at the Closing is subject to the satisfaction, at or before the Closing, of each of the following conditions, provided that these conditions are for each Buyer’s sole benefit and may be waived only by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

a.         Each of the Company and its Subsidiaries shall have executed each of the Transaction Documents to which it is a party and delivered the same to such Buyer.

b.         The representations and warranties of the Company herein shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date) and the Company and its Subsidiaries shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

c.         The Board of Directors (or a committee thereof) of the Company and its Subsidiaries, as applicable, shall have adopted resolutions consistent with Section 3(b) above and in a form reasonably acceptable to such Buyer (the “Resolutions”).

d.         The Company shall have received the resignation of six (6) current directors and the election of the Director Nominees (as hereafter defined) as members of the Company Board of Directors effective upon the Closing to fill the remaining vacancies created by such decrease in the size of the board and such resignations, such that immediately upon the Closing, the board shall consist of the Director Nominees and MacAllister Smith.

e.         The transfer agent instructions shall have been delivered to and acknowledged in writing by the Company’s transfer agent, and the Company shall have delivered a copy thereof to such Buyer.

f.         The Company shall have delivered to such Buyer a certificate evidencing the incorporation and good standing of the Company and each Subsidiary in such entity’s state or other jurisdiction of incorporation or organization issued by the Secretary of State (or other applicable authority) of such state or jurisdiction of incorporation or organization as of a date within ten (10) days of the Closing Date.

g.         The Company shall have delivered to such Buyer a secretary’s certificate, dated as of the Closing Date, in form and substance satisfactory to the Buyers, certifying as to (A) the Resolutions, and (B) the Bylaws, each as in effect at the Closing.

h.         The Company shall have entered into that certain Amended and Restated Senior Secured Note Due June 29, 2011 with an original issue date of June 29, 2006, as amended from time to time, and the Company shall not be in breach or default of any of its obligations under the Bond Financing.

i.          The Company shall have fully performed its obligations under that certain Second Amended and Restated Put Modification Agreement Second Extension dated February 2, 2009 between the Company, Charge.com, Inc., a Delaware corporation (formerly known as

Charge.com Acquisition, Inc.), Gregory Danzig, Kauai Investment Holdings, LLC, a Florida limited liability company, and David Dazig, or the Company shall have obtained a waiver or extension of time for such performance, and the Company shall not be in breach or default of any of its obligations to such persons.

j.          Subject to Section 3(b) and Section 4(m), the Company shall have made all filings under all applicable Securities Laws necessary to consummate the issuance of the Shares pursuant to this Agreement in compliance with such laws.

k.         The Company shall have delivered to such Buyer a letter from the Company’s transfer agent certifying the number of shares of Common Stock outstanding as of a date within five days of the Closing Date.

l.          The Company shall have procured all of the third-party consents required for the consummation of the transactions contemplated by this Agreement as set forth in the Schedules delivered by it.

m.        The Company shall have delivered an executed copy to such Buyer of a Management Agreement with ComVest Investment Partners III, L.P. (the “Management Agreement”).

n.         The Company and its Subsidiaries shall have delivered to such Buyer such other documents relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.

o.         The transactions contemplated by this Agreement must be permitted to occur under applicable Securities Laws.

9.         INDEMNIFICATION. In consideration of each Buyer’s execution and delivery of this Agreement and the other Transaction Documents to be executed by such Buyer and acquiring the Shares hereunder and thereunder and in addition to all of the Company’s and its Subsidiaries’ other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless such Buyer and each other holder of the Shares and all of their Affiliates, stockholders, partners, officers, directors, members, managers, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (collectively, the “Indemnified Liabilities”), incurred by any Indemnitees as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company or any of its Subsidiaries in any of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company or any of its Subsidiaries contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (c) any cause of action, suit or claim brought or made against such Indemnitees and arising out of or resulting from the execution, delivery, performance or enforcement of the Transaction Documents in accordance with the terms thereof or any other certificate, instrument or document contemplated hereby or thereby in accordance with the terms thereof (other than a cause of action, suit or claim brought or made against an Indemnitee by such Indemnitee’s owners, investors or Affiliates), (d) any other transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Shares, or (e) the status of such Buyer or holder of the Shares as an investor in the Company. Indemnified Liabilities shall specifically include any cause of action, suit or claim brought or made against an Indemnitee by CoCard Marketing Group, LLC. Indemnified Liabilities shall not include that which results from the gross negligence or willful misconduct of the Indemnitee. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 9 shall be the same as those set forth in Sections 6(c) and 6(d) of the Investors’ Rights Agreement, including those procedures with respect to the settlement of claims and the Company’s rights to assume the defense of claims.

10.	GOVERNING LAW; MISCELLANEOUS.

a.         Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the New York City, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. The parties acknowledge that each Buyer has an office in the State of New York and will have made the payment of the Purchase Price from its bank account located in the State of New York. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

b.         Counterparts. This Agreement and any amendments hereto may be executed and delivered in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when counterparts have been signed by each party hereto and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. In the event that any signature to this Agreement or any amendment hereto is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof. At the request of any party each other party shall promptly re-execute an original form of this Agreement or any amendment hereto and deliver the same to the other party. No party hereto shall raise the use of a facsimile machine or e-mail delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment hereto or the fact that such signature was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf” format data file as a defense to the formation or enforceability of a contract, and each party hereto forever waives any such defense.

c.         Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

d.         Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

e.         Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between each Buyer, the Company, its Subsidiaries, their Affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended, modified or supplemented other than by an instrument in writing signed by the Company and the Buyers holding more than fifty percent (50%) of the Shares. Any such amendment shall bind all holders of the Shares. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Shares then outstanding.

f.         Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Pipeline Data, Inc.

1515 Hancock Street

Suite 301

Quincy, MA 02169

Attention:	Chief Executive Officer
Facsimile:	315-389-5333

With a copy, which shall not constitute notice, to:

Sheila G. Corvino, Esq.

811 Dorset West Road

Dorset, VT 05251

Facsimile:	802-867-2468

If to a Buyer, to it at the address and facsimile number set forth on the Schedule of Buyers, with copies to such Buyer’s representatives as set forth on the Schedule of Buyers, or, in the case of a Buyer or any party named above, at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service, receipt by facsimile or deposit with a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

g.         Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Shares. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the holders of at least two thirds (2/3) of the Shares then outstanding, including by merger or consolidation, such consent not to be unreasonably withheld. Subject to compliance with all applicable Securities Laws, a Buyer may assign some or all of its rights hereunder upon written notice to the Company; provided, however, that any such assignment shall not release such Buyer from its obligations hereunder unless such obligations are assumed by such assignee (as evidenced in writing) and the Company has consented to such assignment and assumption, which consent shall not be unreasonably withheld. Notwithstanding anything to the contrary contained in the Transaction Documents, a Buyer shall be entitled to pledge the Shares in connection with a bona fide margin account or other loan or financing arrangement secured by the Shares.

h.         No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and, to the extent provided in Section 9 hereof, each Indemnitee, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

i.          Survival. The representations and warranties of each Buyer and the Company contained in Sections 2 and 3, the agreements and covenants set forth in Sections 4, 5, 6 and 10, and the indemnification and contribution provisions set forth in Section 9, shall survive the Closing in accordance with their terms. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

j.          Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

k.         Placement Agent. The Company represents and warrants to each Buyer that it has not engaged any placement agent, broker or financial advisor in connection with the transactions contemplated hereby. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including attorneys’ fees and out-of-pocket expenses) arising in connection with any claim for any such payment.

l.          No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

m.        Remedies. Each Buyer and each holder of the Shares shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies that such Buyer and holders have been granted at any time under any other agreement or contract and all of the rights that such Buyer and holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security or proving actual damages), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law, or in equity.

n.         Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Buyer exercises a right, election, demand or option under a Transaction Document and the Company or any of its Subsidiaries does not timely perform its related obligations within the periods therein provided, then such Buyer may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

o.         Payment Set Aside. To the extent that the Company or any of its Subsidiaries makes a payment or payments to a Buyer pursuant to this Agreement, the Investors’ Rights Agreement, the Shares, or any other Transaction Document or a Buyer enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company or any of its Subsidiaries, by a trustee, receiver or any other Person under any law (including any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

p.         Independent Nature of Buyers. The obligations of each Buyer hereunder are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer hereunder. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder. The decision of each Buyer to purchase the Shares pursuant to this Agreement has been made by such Buyer independently of any other Buyer and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or any of its Subsidiaries which may have been made or given by any other Buyer or by any agent or employee of any other Buyer, and no Buyer or any of its agents or employees shall have any liability to any other Buyer (or any other Person or entity) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated hereby. Each Buyer shall be entitled to independently protect and enforce its rights, including the rights arising out of this Agreement, the Shares, and the other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose.

q.         Interpretative Matters. Unless the context otherwise requires, (i) all references to Sections, Schedules, Appendices or Exhibits are to Sections, Schedules, Appendices or Exhibits contained in or attached to this Agreement, (b) each accounting term not otherwise defined in this Agreement has the meaning assigned to it in accordance with GAAP, (c) words in the singular or plural include the singular and plural and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter, (d) the words “hereof,” “herein” and words of similar effect shall reference this Agreement in its entirety, and (e) the use of the word “including” in this Agreement shall be by way of example rather than limitation. All references herein and in each of the other Transaction Documents to “dollars” or “$” shall mean the lawful money of the United States of America.

*          *          *          *          *

IN WITNESS WHEREOF, Buyers and the Company have caused this Stock Purchase Agreement to be duly executed as of the date first written above.

COMPANY:

PIPELINE DATA, INC.

By: /s/ MacAllister Smith

Name: MacAllister Smith

Title: Chief Executive Officer

BUYERS:

PIPELINE HOLDINGS, LLC,

a Delaware limited liability company

By its Manager:

COMVEST PIPELINE HOLDINGS, LLC,

a Delaware limited liability company

By:	COMVEST INVESTMENT PARTNERS III, L.P.,

its Sole Member

By:	ComVest Partners III, LLC,
its General Partner

By: /s/ Daniel Nenadovic
Name: Daniel Nenadovic

Title: Managing Director and Partner

APPENDIX

CERTAIN DEFINED TERMS

For purposes of this Agreement, the following terms shall have the following meanings:

“Affiliate” means, with respect to any Person, another Person that, directly or indirectly, (i) has a 5% equity interest in that Person, (ii) has a common ownership with that Person, (iii) controls that Person, (iv) is controlled by that Person or (v) shares common control with that Person; and “control” or “controls” means that a Person has the power, direct or indirect, to conduct or govern the policies of another Person.

“Bloomberg” means Bloomberg Financial Markets (or any successor thereto).

“Bond Financing” means the financing as set forth in that certain Securities Purchase Agreement dated June 29, 2006 between the Company and certain purchasers, as amended from time to time.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the New York City are authorized or required by law to remain closed.

“Capital Lease Obligation” means, as to any Person, any obligation that is required to be classified and accounted for as a capital lease on a balance sheet of such Person prepared in accordance with GAAP, and the amount of such obligation shall be the capitalized amount thereof, determined in accordance with GAAP.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, and any and all equivalent ownership interests in a Person (other than a corporation).

“Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any indebtedness, lease, dividend or other obligation of another Person if a primary purpose or intent of the Person incurring such liability, or a primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

“Conversion Shares” means shares of Common Stock issued or issuable upon the exercise or conversion of any shares of Series A Preferred or shares of Series B Preferred.

“Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exchangeable or exercisable for shares of Common Stock.

“Director Nominees” means Pete Kight, Randy McCoy, Daniel K. Nenadovic (Chairman) and an individual to be named by Buyer, in Buyer’s sole and absolute discretion, within a reasonable time after Closing.

Signature Page to Stock Purchase Agreement

“Environmental Laws” means all Laws relating to any matter arising out of or relating to public health and safety, or pollution or protection of the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or workplace, including any of the foregoing relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, discharge, emission, release, threatened release, control or cleanup of any Hazardous Materials.

“ERISA” means the Employee Retirement Security Act of 1974, as amended.

“GAAP” means U.S. generally accepted accounting principles.

“Governmental Entity” means the government of the United States or any other nation, or any political subdivision thereof, whether state, provincial or local, or any agency (including any self-regulatory agency or organization), authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administration powers or functions of or pertaining to government.

“Hazardous Materials” means any hazardous, toxic or dangerous substance, materials and wastes, including hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials, or wastes and including any other substances, materials or wastes that are or become regulated under any Environmental Law (including any that are or become classified as hazardous or toxic under any Environmental Law).

“Indebtedness” of any Person means, without duplication:

(i)	All indebtedness for borrowed money;

(ii)       All obligations issued, undertaken or assumed as the deferred purchase price of property or services.

(iii)      All reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments;

(iv)      All obligations evidenced by notes, bonds, debentures, redeemable capital stock or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses;

(v)       All indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller, bank or other financing source under such agreement in the event of default are limited to repossession or sale of such property);

(vi)	All Capital Lease Obligations;

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(vii)     All indebtedness referred to in clauses (i) through (vi) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person that owns such assets or property has not assumed or become liable for the payment of such indebtedness; and

(viii)    All Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (i) through (vii) above.

“Insolvent” means, with respect to any Person as of any date, (i) the present fair saleable value of such Person’s assets is less than the amount required to pay such Person’s total indebtedness, contingent or otherwise, or (ii) such Person is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Knowledge,” “Knowledge of the Company,” “to the Company’s Knowledge” and similar language means the actual knowledge of any “officer” (as such term is defined in Rule 16a-1 under the 1934 Act) of the Company or of any Subsidiary after a reasonable inquiry.

“Laws” means all present or future federal, state local or foreign laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative or judicial orders, judgments, decrees, rulings, consent agreements, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Entity.

“Lien” means with respect to any asset or property, any mortgage, lien, pledge, hypothecation, charge, security interest, encumbrance or adverse claim of any kind and any restrictive covenant, condition, restriction or exception of any kind that has the practical effect of creating a mortgage, lien, pledge, hypothecation, charge, security interest, encumbrance or adverse claim of any kind (including any of the foregoing created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor with respect to a Capital Lease Obligation, or any financing lease having substantially the same economic effect as any of the foregoing).

“Material Adverse Effect” means any changes, circumstances, effects, occurrences or events that, individually or in the aggregate, have or could reasonably be expected to have, a material adverse effect on (i) the business, properties, assets, operations, results of operations, condition (financial or otherwise), credit worthiness or prospects of the Company and its Subsidiaries, taken as a whole, (ii) any of the transactions contemplated by the Transaction Documents, or (iii) the authority or ability of the Company or any of its Subsidiaries to enter into the Transaction Documents and perform its obligations thereunder.

“Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

“Permitted Indebtedness” means:

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(i)	Senior Indebtedness;
(ii)	Indebtedness relating to Tax Liens (as hereafter defined);

(iii)                  obligations of the Company and its Subsidiaries for collection or deposit in the ordinary course of business;

(iv)                  unsecured account trade payables that are (A) entered into or incurred in the ordinary course of the Company’s and its Subsidiaries’ business, (B) on terms that require full payment within ninety (90) days from the date entered into or incurred, and (C) not unpaid in excess of sixty (60) days from the receipt of invoice, or are being contested in good faith and as to which a reserve has been accrued on the Most Recent Balance Sheet in accordance with GAAP;

(v)                   capital or equipment lease financing arrangements in the ordinary course of business; and

(vi)	Indebtedness set forth on Schedule 3(x).

“Permitted Lien” means:

(i)	Liens securing Senior Indebtedness;

(ii)                   Liens for taxes or other governmental charges not at the time due and payable, or which are being contested in good faith by appropriate proceedings diligently prosecuted, so long as foreclosure, distraint, sale or other similar proceedings have not been initiated, and in each case for which the Company and its Subsidiaries maintain adequate reserves in accordance with GAAP in respect of such taxes and charges (“Tax Liens”);

(iii)                  Liens arising in the ordinary course of business in favor of carriers, warehousemen, mechanics and materialmen, or other similar Liens imposed by law, which remain payable without penalty or which are being contested in good faith by appropriate proceedings diligently prosecuted, which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto, and in each case for which adequate reserves in accordance with GAAP are being maintained;

(iv)                  Liens arising in the ordinary course of business in connection with worker’s compensation, unemployment compensation and other types of social security (excluding Liens arising under ERISA);

(v)                   Liens resulting from capital or equipment lease financing arrangements in the ordinary course of business;

(vi)                  Easements, rights of way, restrictions, minor defects or irregularities in title and other similar Liens arising in the ordinary course of business and not materially detracting from the value of the property subject thereto and not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Subsidiaries; and

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(vii)	Liens resulting from the Material Contracts.

“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, a Governmental Entity or any other legal entity.

“Public Disclosure” or “Publicly Disclose” means the Company’s public dissemination of information through the filing via the Electronic Data Gathering, Analysis, and Retrieval system of the SEC of a Periodic Report or Current Report disclosing such information pursuant to the requirements of the 1934 Act.

“Related Party” means a Person’s or any of its Subsidiary’s officers, directors, persons who were officers or directors at any time during the previous two years, stockholders (other than any holder of less than 5% of the outstanding shares of such Person), or Affiliates of such Person or any of its Subsidiaries, or any individual related by blood, marriage or adoption to any such individual or any entity in which any such entity or individual owns a beneficial interest.

“SEC Documents” has the meaning ascribed in Section 3(f).

“Securities Laws” means the securities laws (including “Blue Sky” laws), legislation and regulations of, and the instruments, policies, rules, orders, codes, notices and interpretation notes of, the securities regulatory authorities (including the SEC) of the United States and any applicable states and other jurisdictions.

“Senior Indebtedness” means the indebtedness represented by that certain Amended and Restated Senior Secured Note Due June 29, 2011 with an original issue date of June 29, 2006 as amended from time to time.

“Shares” means the Common Stock and Series A Preferred purchased pursuant to this Agreement, along with any and all Series B Preferred exchanged therefor in accordance with Section 1.

“Subsidiary” means any corporation, association, business entity, partnership, limited liability company or other entity of which a Person, either alone or together with one or more other Subsidiaries, (i) directly or indirectly owns or controls securities or other interests representing more than fifty (50%) of the voting power of such entity, or (ii) is entitled, by contract or otherwise, to elect, appoint or designate directors constituting a majority of the members of such entity’s board of directors or other governing body.

“Transaction Documents” means this Agreement, the Investors’ Rights Agreement, the Management Agreement, the Certificate of Designation, Preferences and Rights of Series A Preferred Stock, the Certificate of Designation, Preferences and Rights of Series B Preferred Stock, and each of the other agreements or instruments to which the Company or any of its Subsidiaries is a party or by which it is bound and which is entered into by the parties hereto or thereto in connection with the transactions contemplated hereby and thereby, or which is otherwise delivered by the Buyers, the Company or any of its Subsidiaries in connection with the transactions contemplated hereby and thereby.

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